WORLD FUNDS TRUST RULE 18F-3 MULTI-CLASS PLAN

For Funds Advised by CBOE Vest Financial, LLC

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the general characteristics of, and conditions under which the World Funds Trust (“Trust”) may offer, multiple classes of shares (each a “Class of Shares” and collectively “Classes of Shares”) of the series (each a “Fund”) identified on Schedule A to this Plan.

In addition, the Plan sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each Class of Shares in the Fund. The Plan is intended to allow a Fund to offer multiple Classes of Shares to the fullest extent and manner permitted by Rule 18f-3 under the 1940 Act, subject to the requirements and conditions imposed by that rule. This Plan may be revised or amended from time to time as provided below.

Each Fund is authorized, as indicated below in the section “Class Arrangements,” to issue the following Classes of Shares representing interests in a Fund:

Class A Shares,
Class C Shares,
Investor Shares,
Institutional Shares, and
Class Y Shares.

Each Class of Shares will represent interests in the same portfolio of a Fund and, except as described herein, shall have the same rights and obligations as each other Class of Shares of the Fund. Each Class of Shares shall be subject to such investment minimums and other conditions of eligibility as are set forth in a Fund’s prospectus (“Prospectus”) or statement of additional information (“Statement of Additional Information”), as amended from time to time.

II.	Allocation of Expenses.

Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each Class of Shares in a Fund: (i) any fees and expenses incurred by the Trust in connection with the distribution of such Class of Shares under a distribution plan (and related agreements) adopted for such Class of Shares pursuant to Rule 12b-1 under the 1940 Act; and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan (and related agreements) in connection with the provision of shareholder services to the holders of such Class of Shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular Class of Shares in a single Fund:

a.
Transfer agency fees, sub-accounting, sub-transfer agency, sub-administration, administration and other similar fees and expenses identified by a Fund’s service providers as being attributable to such Class of Shares;

b.
Printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of such Class of Shares or to regulatory agencies with respect to such Class of Shares;

c.	Blue sky registration or qualification fees incurred by such Class of Shares;
d.	Securities and Exchange Commission registration fees incurred by such Class of Shares;
e.
The expense of administrative and personnel services (including, but not limited to, those of a portfolio accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to

f.	support the shareholders of such Class of Shares;
g.	Litigation or other legal expenses relating solely to such Class of Shares;
h.	Fees of the Trustees of the Trust incurred as a result of issues particularly relating to such Class of Shares;
i.	Independent registered public accountants’ fees relating solely to such Class of
j.	Shares; and
k.
Any additional expenses, other than advisory or custodial fees or other expenses relating to the management of a Fund’s assets, if such expenses are actually incurred in a different amount with respect to a Class of Shares that are of a

l.	different kind or to a different degree than with respect to one or more other Classes of Shares.

The determination of the class specific expenses that will be allocated by the Trust to a particular Class of Shares and any subsequent changes thereto will be reviewed by the Board of Trustees of the Trust and approved and/or ratified by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular Class of Shares of the Fund pursuant to this Plan shall be allocated to each Class of Shares of the Fund on the basis of the net asset value of that Class of Shares in relation to the net asset value of the Fund.

III.	Dividends.

Dividends paid by the Trust with respect to each Class of Shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any fees and expenses that are properly allocated to a particular Class of Shares will be borne by that Class of Shares.

IV.	Voting Rights.

Each share (or fraction thereof) of a Fund entitles the shareholder of record to one vote (or fraction thereof). Each Class of Shares of a Fund will vote separately as a Class of Shares with respect to: (i) the adoption of any Rule 12b-1 distribution plan applicable to that Class of Shares and any increase in the amount paid under such distribution plan; and (ii) any other matters for which voting on a Class of Shares by Class of Shares basis is required under applicable law or interpretative positions of the staff of the Securities and Exchange Commission.

V.	Class Arrangements.

The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each Class of Shares of a Fund. Additional details regarding such fees and services are set forth in a Fund’s current Prospectus and Statement of Additional Information.

(a)	Class A Shares.

	1.	Maximum Initial Sales Load (as a percentage of offering price): 5.75%.

	2.	Maximum Contingent Deferred Sales Charge: None.

3.
Rule 12b-1 Distribution/Shareholder Servicing Fees:   Pursuant to a Distribution and Service Plan adopted under Rule 12b-1 the “12b-1 Plan”), Class A Shares of the Fund may pay distribution and shareholder servicing fees of up to 0.25% per annum of the average daily net assets of any such Class A Shares.

	4.	Conversion Features: None.

	5.	Redemption Fee: 2.00% (as a percentage of amount redeemed within 30 days of purchase).

	6.	Exchange Privileges: Class A Shares of a Fund may be exchanged for Class A Shares of any other series of the Trust advised by the same investment adviser at net asset value.

	7.	Other Shareholder Services: As described in the current Prospectus for the Fund.

(b)	Class C Shares.

	1.	Maximum Initial Sales Load (as a percentage of offering price): None.

	2.	Maximum Contingent Deferred Sales Charge: None.

3.
Rule 12b-1 Distribution/Shareholder Servicing Fees:   Pursuant to a Distribution and Service Plan adopted under Rule 12b-1 (the “12b-1 Plan”), Class C Shares of the Fund may pay distribution and shareholder servicing fees of up to 1.00% per annum of the average daily net assets of any such Class C Shares.

	4.	Conversion Features: None.

	5.	Redemption Fee: 2.00% (as a percentage of amount redeemed within 30 days of purchase).

6.	Exchange Privileges: Class C Shares of a Fund may be exchanged for Class C Shares of any other series of the Trust advised by the same investment adviser at net asset value.

7.	Other Shareholder Services: As described in the current Prospectus for the Fund.

(c)	Investor Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): None.

2.	Maximum Contingent Deferred Sales Charge: None.

3.
Rule 12b-1 Distribution/Shareholder Servicing Fees:   Pursuant to a Distribution and Service Plan adopted under Rule 12b-1 the “12b-1 Plan”), Investor Shares of the Fund may pay distribution and shareholder servicing fees of up to 0.25% per annum of the average daily net assets of any such Investor Shares.

4.	Conversion Features: None.

5.	Redemption Fee: 2.00% (as a percentage of amount redeemed within 30 days of purchase).

6.	Exchange Privileges: Investor Shares of a Fund may be exchanged for Investor Shares of any other series of the Trust advised by the same investment adviser at net asset value.

7.	Other Shareholder Services: As described in the current Prospectus for the Fund.

(d)	Institutional Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): None.

2.	Maximum Contingent Deferred Sales Charge: None.

3.	Rule 12b-1 Distribution/Shareholder Servicing Fees: None.

4.	Conversion Features: None.

5.	Redemption Fee: None.

6.	Exchange Privileges: Institutional Shares of a Fund may be exchanged for Institutional Shares of any other series of the Trust advised by the same investment adviser at net asset value.

7.	Other Shareholder Services: As described in the current Prospectus for the Fund

(e)	Class Y Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): None.

2.	Maximum Contingent Deferred Sales Charge: None.

3.	Rule 12b-1 Distribution/Shareholder Servicing Fees: None.

4.	Conversion Features: None.

5.	Redemption Fee: None.

6.	Exchange Privileges: Y Shares of a Fund may be exchanged for Y Shares of any other series of the Trust advised by the same investment adviser at net asset value.

7.	Other Shareholder Services: As described in the current Prospectus for the Fund

VI.	Board Review.

The Board of Trustees of the Trust shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Fund expenses), is in the best interest of each Class of Shares individually and in a Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: February 18, 2016
As amended: August 24, 2016
As amended: July 14, 2017
As amended: November 14, 2017

SCHEDULE A
to the
RULE 18F-3 MULTI-CLASS PLAN

For Funds Advised by CBOE Vest Financial, LLC

Fund	Share Class	Effective Date
CBOE Vest S&P 500® Buffer Protect Strategy Fund	Class A, Class C, Investor Class, Institutional Class and Class Y	November 14, 2017
CBOE Vest S&P 500® Buffer Protect Strategy (January) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (February) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (March) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (April) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (May) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (June) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (July) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (August) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (September) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (October) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (November) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest S&P 500® Buffer Protect Strategy (December) Fund	Class A, Class C, Investor Class and Institutional Class	February 18, 2016
CBOE Vest Defined Distribution Strategy Fund	Class A, Class C, Investor Class, Institutional Class and Class Y	February 18, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy Fund	Class A, Class C, Investor Class, Institutional Class, and Class Y	November 14, 2017
CBOE Vest S&P 500® Enhanced Growth Strategy (January) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (February) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (March) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (April) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (May) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016

CBOE Vest S&P 500® Enhanced Growth Strategy (June) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (July) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (August) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (September) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (October) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (November) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Enhanced Growth Strategy (December) Fund	Class A, Class C, Investor Class and Institutional Class	August 24, 2016
CBOE Vest S&P 500® Dividend Aristocrats Target Income Fund	Class A, Class C, Investor Class, Institutional Class and Class Y	November 14, 2017
Cboe Vest S&P 500® Enhance and Buffer Fund	Class A, Class C, Investor Class, Institutional Class, and Class Y	November 14, 2017
CBOE Vest Digital Coins Fund	Class A, Class C, Investor Class, Institutional Class and Class Y	July 14, 2017